UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 6, 2010
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization)		Identification Number)

Two North Riverside Plaza, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
(312) 279-1400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On December 23, 2009, Equity LifeStyle Properties, Inc. (the “Company”) received a comment letter from the Securities and Exchange Commission (“SEC”) regarding our Proxy Statement and Form 10-K for the year ended December 31, 2008 to which we responded on January 25, 2010 as previously disclosed in Item 1B of our Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”). In response to our letter on January 25, 2010, we received a comment letter, dated March 18, 2010 (the “March SEC Letter”) from the SEC concerning our 2009 Form 10-K to which we responded on April 19, 2010. The March SEC Letter, along with a proposed new format for our Consolidated Statements of Operations were filed as Exhibits to a Current Report on Form 8-K filed on March 24, 2010. The proposed new format was also presented in the Company’s Form 10-Q for the quarter ended March 31, 2010 (the “Form 10-Q”).
     In response to our letter on April 19, 2010, we received a comment letter, dated May 6, 2010 (the “May SEC Letter”) from the SEC concerning our 2009 Form 10-K. The comments in the May SEC Letter relate to income statement presentation. The May SEC Letter is furnished as Exhibit 99.1 to this report on Form 8-K.
     In the May SEC Letter, the SEC commented on the proposed new format for our Consolidated Statements of Operations that was provided in our April 19, 2010 response letter and in the Form 10-Q for the quarter ended March 31, 2010. When the Company responds to the May SEC Letter, we will provide further revisions to our Consolidated Statement of Operations. The new format we intend to propose to the SEC in our response to the May SEC Letter is furnished as Exhibit 99.2 to this report on Form 8-K. We have provided the new format for the years ended December 31, 2009, 2008 and 2007 as well as for the quarters ended March 31, 2010 and March 31, 2009. The new format will not change any individual reported line item, including Consolidated income from continuing operations, Consolidated net income, Net income available for Common Shares and Earnings per common share. The changes made from the previously proposed format are: removal of the “property operating revenue” and “property operating expense” captions, moving the “interest expense” caption to the bottom of our expense section and moving the “depreciation of real estate and other” from the bottom to the middle of our expense section. We believe these changes will be considered compliant with Rule 5-03 of Regulation S-X by the SEC.
     The Company continues to believe that the changes to our Consolidated Statement of Operations are immaterial and our disclosure controls and procedures were effective. We expect to request that the SEC allow us to change our Consolidated Statement of Operations in future filings instead of restating the 2009 Form 10-K and the Form 10-Q for the quarter ended March 31, 2010.
     The Company expects to file its response to the May SEC Letter in the next few weeks. There can be no assurance that the SEC will agree with our response and it is possible that we may be required to restate our 2009 Form 10-K and Form 10-Q for the quarter ended March 31, 2010 to change the Consolidated Statements of Operations presentation or incorporate any other changes that may arise from the ongoing comment letter process.
     This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:
•	our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our Properties (including those recently acquired);

•	our ability to maintain historical rental rates and occupancy with respect to Properties currently owned or that we may acquire;

•	our assumptions about rental and home sales markets;

•	in the age-qualified Properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•	results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	the completion of future acquisitions, if any, and timing with respect thereto and the effective integration and successful realization of cost savings;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional common stock;

•	the effect of accounting for the sale of agreements to customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.
     These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
     Equity LifeStyle Properties, Inc. owns or has an interest in 303 quality properties in 27 states and British Columbia consisting of 110,411 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.
Item 9.01 Exhibits
     (d) Exhibits

Exhibit 99.1	Comment Letter Dated May 6, 2010

Exhibit 99.2	Pro-forma Consolidated Statements of Operations for the years ended December 31, 2009, 2008 and 2007 and for the quarters ended March 31, 2010 and 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
Date: May 12, 2010	By:	/s/ Michael Berman
Michael Berman
Executive Vice President and Chief Financial Officer